Exhibit 99.1

Contact: Mike Drickamer

Vice President, Investor Relations

Patterson-UTI Energy, Inc.

(281) 765-7170

Patterson-UTI Energy Reports Financial Results for Three and Nine Months Ended September 30, 2018

Share Repurchases of $50 Million in Third Quarter

HOUSTON, Texas – October 25, 2018 – PATTERSON-UTI ENERGY, INC. (NASDAQ: PTEN) today reported financial results for the three months ended September 30, 2018.  The Company reported a net loss of $75.0 million, or $0.34 per share, for the third quarter of 2018, compared to a net loss of $33.8 million, or $0.16 per share, for the quarter ended September 30, 2017.  The Company recorded $65.9 million of non-cash impairment charges in the third quarter.  Excluding the impairment charges discussed in more detail below, the net loss for the third quarter of 2018 would have been $21.1 million, or $0.10 per share.  Revenues for the third quarter of 2018 were $867 million, compared to $685 million for the third quarter of 2017.

For the nine months ended September 30, 2018, the Company reported a net loss of $120 million, or $0.55 per share, compared to a net loss of $189 million, or $0.99 per share, for the nine months ended September 30, 2017.  Revenues for the nine months ended September 30, 2018 were $2.5 billion, compared to $1.6 billion for the same period in 2017.

Financial results for the third quarter include pre-tax impairment charges totaling $65.9 million ($54.0 million after-tax) of which $48.4 million is related to the retirement of 42 legacy non-APEX® rigs and related equipment, and $17.4 million is for pressure pumping equipment.  Based on the strong customer preference across the industry for super-spec drilling rigs, we believe the 42 rigs being retired have limited commercial opportunity.  The pressure pumping equipment is primarily obsolete sand handling equipment, which has been replaced with more efficient sand solutions.

During the third quarter, the Company repurchased approximately 2.9 million of its outstanding shares for $50.0 million.  During the nine months ended September 30, 2018, the Company repurchased approximately 5.5 million of its outstanding shares for $100 million.  At September 30, 2018, the remaining amount under the Company’s share repurchase authorization was approximately $200 million.

Andy Hendricks, Patterson-UTI’s Chief Executive Officer, stated, “In contract drilling, our rig count averaged 178 rigs during the third quarter, an increase of two rigs from the second quarter.  Demand for super-spec rigs remains strong, and we expect our fourth quarter rig count will average 182.”

Mr. Hendricks added, “High utilization for super-spec rigs contributed to a $410 per day sequential increase in average rig revenue per day to $22,280.  Average rig operating costs per day for the third quarter were $13,810, resulting in an average rig margin per day for the third quarter of $8,470 – a sequential increase of $200.

“Since the beginning of 2018, we have completed 12 major rig upgrades, including one thus far in the fourth quarter.  Our major upgrades primarily consist of turning lower-capacity rigs, which were originally intended for shallower wells, such as those in the Barnett Shale, into rigs with current super-spec capabilities.  Our major upgrades have similar components, specifications, and expected useful lives as newbuild rigs, but require a significantly lower capital investment.  We currently have customer contracts for two additional major upgrades to be completed later in the fourth quarter, and two in early-2019.

“As of September 30, 2018, we had term contracts for drilling rigs providing for approximately $825 million of future dayrate drilling revenue, an increase of more than 20% from approximately $680 million at June 30, 2018.  Based on contracts currently in place, we expect an average of 127 rigs operating under term contracts during the fourth quarter, and an average of 81 rigs operating under term contracts during the 12 months ending September 30, 2019.

“In pressure pumping, despite deteriorating market conditions during the third quarter, revenues and gross margin were both better than we projected.  Pressure pumping revenues for the third quarter were $422 million, compared to $425 million in the second quarter, and gross profit for the third quarter was $79.1 million, compared to $82.4 million in the second quarter.  We responded to oversupplied market conditions by reducing the number of marketed spreads and consolidating the work among the remaining spreads to reduce white space in the calendar.  We ended the quarter with 21 marketed spreads.  We expect to be able to quickly reactivate these spreads, but we have no intention of doing so until market conditions improve.

“In directional drilling, revenues for the third quarter were $51.6 million, compared to $52.7 million for the second quarter.  Gross margin as a percentage of revenues was 13.2%, compared to 17.1% for the second quarter.  The gross margin during the third quarter was negatively impacted by the reclassification of certain items from SG&A to direct operating costs.  Additionally, operating expenses in the third quarter were impacted by an increase in expenses for both personnel and repairs and maintenance.”

Mark S. Siegel, Chairman of Patterson-UTI, stated, “Fundamentals remain strong for U.S. onshore drilling and completion activity despite the near-term slowdown in pressure pumping.  Global economic growth continues to drive increasing demand for oil, while geopolitical issues and a sustained period of underinvestment in oil and gas projects constrain supply growth.  Additionally, as we see it, the availability of spare oil production capacity, which may be needed to offset supply disruptions, is both dwindling and unproven.”

Mr. Siegel continued, “Near-term challenges related to E&P budget exhaustion and pipeline constraints are expected to be temporary.  Notably, 2018 capex budgets were set with oil prices significantly below current prices.

“Our position as a leading provider of super-spec drilling rigs gives us visibility into both near-term drilling activity and longer-term completion demand.  Customer appetite for term contracts on drilling rigs in a rising dayrate environment confirms that super-spec drilling activity should remain strong and continue to drive the number of wells being drilled.  The current slowdown in completion activity is leading to an increase in the backlog of wells waiting to be completed, which bodes wells for increasing demand for pressure pumping in the not too distant future,” he concluded.

The Company declared a quarterly dividend on its common stock of $0.04 per share, to be paid on December 20, 2018, to holders of record as of December 6, 2018.

All references to "per share" in this press release are diluted earnings per common share as defined within Accounting Standards Codification Topic 260.

The Company's quarterly conference call to discuss the operating results for the quarter ended September 30, 2018, is scheduled for today, October 25, 2018, at 9:00 a.m. Central Time. The dial-in information for participants is (844) 704-2496 (Domestic) and (647) 253-8661 (International).  The conference ID for both numbers is 2493799.  The call is also being webcast and can be accessed through the Investor Relations section of the Company’s website at http://investor.patenergy.com.  A replay of the conference call will be on the Company’s website for two weeks.

About Patterson-UTI

Patterson-UTI is a provider of oilfield services and products to oil and natural gas exploration and production companies in North America, including market leading positions in contract drilling, pressure pumping and directional drilling services.  For more information, visit www.patenergy.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect Patterson-UTI’s current beliefs, expectations or intentions regarding future events.  Words such as “anticipate,” “believe,” “budgeted,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “potential,” “project,” “pursue,” “should,” “strategy,” “target,” or “will,” and similar expressions are intended to identify such forward-looking statements.  The statements in this press release that are not historical statements, including statements regarding Patterson-UTI’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws.  These statements are subject to numerous risks and uncertainties, many of which are beyond Patterson-UTI's control, which could cause actual results to differ materially from the results expressed or implied by the statements.  These risks and uncertainties include, but are not limited to: volatility in customer spending and in oil and natural gas prices, which could adversely affect demand for Patterson-UTI’s services and their associated effect on rates, utilization, margins and planned capital expenditures; global economic conditions; excess availability of land drilling rigs and pressure pumping equipment, including as a result of low commodity prices, reactivation or construction; liabilities from operations; weather; decline in, and ability to realize, backlog; equipment specialization and new technologies; shortages, delays in delivery and interruptions of supply of equipment and materials; ability to hire and retain personnel; loss of, or reduction in business with, key customers; difficulty with growth and in integrating acquisitions; governmental regulation; product liability; legal proceedings and actions by governmental or other regulatory agencies; political, economic and social instability risk; ability to effectively identify and enter new markets; cybersecurity risk; dependence on our subsidiaries to meet our long-term debt obligations; variable rate indebtedness risk; and anti-takeover measures in our charter documents.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in Patterson-UTI’s SEC filings.  Patterson-UTI’s filings may be obtained by contacting Patterson-UTI or the SEC or through Patterson-UTI’s website at http://www.patenergy.com or through the SEC's Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov.  Patterson-UTI undertakes no obligation to publicly update or revise any forward-looking statement.

PATTERSON-UTI ENERGY, INC.

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
REVENUES	$867,478	$684,989	$2,531,060	$1,569,350
COSTS AND EXPENSES
Direct operating costs	634,058	491,888	1,844,802	1,149,610
Depreciation, depletion, amortization and impairment	281,652	196,642	703,928	572,187
Selling, general and administrative	32,820	28,817	101,300	71,147
Merger and integration expenses	—	9,449	2,738	65,798
Other operating income, net	(771)	(3,791)	(10,321)	(18,501)

Total costs and expenses	947,759	723,005	2,642,447	1,840,241

OPERATING LOSS	(80,281)	(38,016)	(111,387)	(270,891)

OTHER INCOME (EXPENSE)
Interest income	817	101	4,600	1,149
Interest expense	(12,376)	(9,584)	(38,668)	(26,929)
Other	281	78	666	226

Total other expense	(11,278)	(9,405)	(33,402)	(25,554)

LOSS BEFORE INCOME TAXES	(91,559)	(47,421)	(144,789)	(296,445)
INCOME TAX BENEFIT	(16,517)	(13,652)	(24,617)	(106,953)

NET LOSS	$(75,042)	$(33,769)	$(120,172)	$(189,492)

NET LOSS PER COMMON SHARE
Basic	$(0.34)	$(0.16)	$(0.55)	$(0.99)
Diluted	$(0.34)	$(0.16)	$(0.55)	$(0.99)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	218,059	211,875	219,635	191,237
Diluted	218,059	211,875	219,635	191,237
CASH DIVIDENDS PER COMMON SHARE	$0.04	$0.02	$0.10	$0.06

PATTERSON-UTI ENERGY, INC.
Additional Financial and Operating Data
(unaudited, dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Contract Drilling:
Revenues	$365,280	$301,614	$1,043,005	$730,453
Direct operating costs	$226,373	$186,957	$656,630	$475,836
Margin (1)	$138,907	$114,657	$386,375	$254,617
Selling, general and administrative	$1,632	$1,451	$4,599	$4,506
Depreciation, amortization and impairment	$179,979	$133,603	$441,834	$405,576
Operating loss	$(42,704)	$(20,397)	$(60,058)	$(155,465)

Operating days – United States	16,312	14,603	47,239	35,113
Operating days – Canada	82	238	371	538
Operating days – Total	16,394	14,841	47,610	35,651

Average revenue per operating day – United States	$22.30	$20.35	$21.94	$20.50
Average direct operating costs per operating day – United States	$13.78	$12.56	$13.76	$13.30
Average margin per operating day – United States (1)	$8.52	$7.79	$8.18	$7.19
Average rigs operating – United States	177	159	173	129

Average revenue per operating day – Canada	$18.93	$18.42	$17.98	$20.03
Average direct operating costs per operating day – Canada	$18.87	$14.91	$17.86	$16.23
Average margin per operating day – Canada (1)	$0.06	$3.51	$0.12	$3.79
Average rigs operating – Canada	1	3	1	2

Average revenue per operating day – Total	$22.28	$20.32	$21.91	$20.49
Average direct operating costs per operating day – Total	$13.81	$12.60	$13.79	$13.35
Average margin per operating day – Total (1)	$8.47	$7.73	$8.12	$7.14
Average rigs operating – Total	178	161	174	131

Capital expenditures	$103,295	$106,879	$299,637	$222,426

Pressure Pumping:
Revenues	$421,606	$362,441	$1,253,693	$793,659
Direct operating costs	$342,498	$290,315	$1,006,353	$643,228
Margin (2)	$79,108	$72,126	$247,340	$150,431
Selling, general and administrative	$3,609	$4,011	$11,431	$10,516
Depreciation, amortization and impairment	$76,986	$51,274	$191,370	$141,329
Operating income (loss)	$(1,487)	$16,841	$44,539	$(1,414)

Fracturing jobs	210	174	631	442
Other jobs	287	342	831	962
Total jobs	497	516	1,462	1,404

Average revenue per fracturing job	$1,978.49	$2,043.61	$1,958.74	$1,759.53
Average revenue per other job	$21.34	$20.04	$21.34	$16.57
Average revenue per total job	$848.30	$702.41	$857.52	$565.28
Average direct operating costs per total job	$689.13	$562.63	$688.34	$458.14
Average margin per total job (2)	$159.17	$139.78	$169.18	$107.14
Margin as a percentage of revenues (2)	18.8%	19.9%	19.7%	19.0%

Capital expenditures	$44,860	$27,230	$125,978	$85,423

Directional Drilling:
Revenues	$51,556	$—	$152,877	$—
Direct operating costs	$44,740	$—	$126,114	$—
Margin (3)	$6,816	$—	$26,763	$—
Selling, general and administrative	$3,548	$—	$13,310	$—
Depreciation and amortization	$12,263	$—	$35,039	$—
Operating loss	$(8,995)	$—	$(21,586)	$—

Margin as a percentage of revenues (3)	13.2%	—	17.5%	—

Capital expenditures	$6,855	$—	$29,718	$—

Other Operations:
Revenues	$29,036	$20,934	$81,485	$45,238
Direct operating costs	$20,447	$14,616	$55,705	$30,546
Margin (4)	$8,589	$6,318	$25,780	$14,692
Selling, general and administrative	$2,905	$3,300	$9,819	$7,896
Depreciation, depletion and impairment	$10,545	$9,534	$29,688	$19,826
Operating loss	$(4,861)	$(6,516)	$(13,727)	$(13,030)

Capital expenditures	$6,817	$8,647	$23,524	$21,016

Corporate:
Selling, general and administrative	$21,126	$20,055	$62,141	$48,229
Merger and integration expenses	$—	$9,449	$2,738	$65,798
Depreciation	$1,879	$2,231	$5,997	$5,456
Other operating income, net	$(771)	$(3,791)	$(10,321)	$(18,501)

Capital expenditures	$958	$305	$1,711	$986
Total capital expenditures	$162,785	$143,061	$480,568	$329,851

(1)

For Contract Drilling, margin is defined as revenues less direct operating costs and excludes depreciation, amortization and impairment and selling, general and administrative expenses. Average margin per operating day is defined as margin divided by operating days.

(2)

For Pressure Pumping, margin is defined as revenues less direct operating costs and excludes depreciation, amortization and impairment and selling, general and administrative expenses. Average margin per total job is defined as margin divided by total jobs. Margin as a percentage of revenues is defined as margin divided by revenues.

(3)

For Directional Drilling, margin is defined as revenues less direct operating costs and excludes depreciation and amortization and selling, general and administrative expenses. Margin as a percentage of revenues is defined as margin divided by revenues.

(4)	For Other Operations, margin is defined as revenues less direct operating costs and excludes depreciation, depletion and impairment and selling, general and administrative expenses.

	September 30,	December 31,
Selected Balance Sheet Data (unaudited, in thousands):	2018	2017
Cash and cash equivalents	$214,032	$42,828
Current assets	$1,006,819	$746,855
Current liabilities	$607,696	$546,250
Working capital	$399,123	$200,605
Borrowings under revolving credit facility	$-	$268,000
Other long-term debt	$1,119,002	$598,783

PATTERSON-UTI ENERGY, INC.

Non-U.S. GAAP Financial Measures

(unaudited, dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)(1):
Net loss	$(75,042)	$(33,769)	$(120,172)	$(189,492)
Income tax benefit	(16,517)	(13,652)	(24,617)	(106,953)
Net interest expense	11,559	9,483	34,068	25,780
Depreciation, depletion, amortization and impairment	281,652	196,642	703,928	572,187

Adjusted EBITDA	$201,652	$158,704	$593,207	$301,522

Total revenue	$867,478	$684,989	$2,531,060	$1,569,350
Adjusted EBITDA margin	23.2%	23.2%	23.4%	19.2%

Adjusted EBITDA by operating segment:
Contract drilling	$137,275	$113,206	$381,776	$250,111
Pressure pumping	75,499	68,115	235,909	139,915
Directional drilling	3,268	—	13,453	—
Other operations	5,684	3,018	15,961	6,796
Corporate	(20,074)	(25,635)	(53,892)	(95,300)

Consolidated Adjusted EBITDA	$201,652	$158,704	$593,207	$301,522

(1)

Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) is not defined by accounting principles generally accepted in the United States of America (“U.S. GAAP”). We define Adjusted EBITDA as net income (loss) plus net interest expense, income tax expense (benefit) and depreciation, depletion, amortization and impairment expense (including impairment of goodwill).  We present Adjusted EBITDA because we believe it provides to both management and investors additional information with respect to the performance of our fundamental business activities and a comparison of the results of our operations from period to period and against our peers without regard to our financing methods or capital structure.  We exclude the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired.  Adjusted EBITDA should not be construed as an alternative to the U.S. GAAP measure of net income (loss). Our computations of Adjusted EBITDA may not be the same as similarly titled measures of other companies.

PATTERSON-UTI ENERGY, INC.

Contract Drilling Per Day Successive Quarters

(unaudited, dollars in thousands)

	2018	2018
	Third	Second
	Quarter	Quarter
Contract drilling revenues	$365,280	$349,922
Operating days - Total	16,394	15,998
Average rigs operating - Total	178	176
Average revenue per operating day - Total	$22.28	$21.87
Direct operating costs - Total	$226,373	$217,674
Average direct operating costs per operating day - Total	$13.81	$13.61
Average margin per operating day - Total	$8.47	$8.27

PATTERSON-UTI ENERGY, INC.

Pressure Pumping Margin

(unaudited, in thousands)

	2018	2018
	Third	Second
	Quarter	Quarter

Pressure pumping revenues	$421,606	$425,303
Direct operating costs	342,498	342,885
Margin	$79,108	$82,418

PATTERSON-UTI ENERGY, INC.

Directional Drilling Margin

(unaudited, dollars in thousands)

	2018	2018
	Third	Second
	Quarter	Quarter

Directional drilling revenues	$51,556	$52,705
Direct operating costs	44,740	43,685
Margin	$6,816	$9,020

Margin as a percentage of revenues	13.2%	17.1%

PATTERSON-UTI ENERGY, INC.

Pro Forma Net Loss Per Share

(unaudited, dollars in thousands)

	Three Months Ended September 30, 2018
	As Reported		Pro Forma
	Total	Per Share	Total	Per Share (1)

Net loss as reported	$(75,042)	$(0.34)	$(75,042)	$(0.34)

Reverse impairment charges:
Pretax non-cash impairment charges:
Drilling rigs and related equipment			48,443
Pressure pumping equipment			17,431
			65,874
Income tax			11,883
After tax non-cash impairment charges			53,991	$0.25

Net loss	(75,042)		(21,051)
Adjust for income attributed to holders of non-vested restricted stock	-		-
Loss attributed to common shareholders	$(75,042)	$(0.34)	$(21,051)	$(0.10)

Weighted average number of common shares outstanding,
excluding non-vested shares of restricted stock	218,059		218,059
Add dilutive effect of potential common shares	-		-
Weighted average number of diluted common shares outstanding	218,059		218,059

Effective tax rate			18.0%

(1)

We present pro forma net loss per share in order to convey to investors our performance on a basis that, by excluding certain items, is more comparable to our earnings per share information reported in previous periods.  Pro Forma Net Loss per Share should not be construed as an alternative to GAAP earnings per share.